Daniel C. Stewart, SBT #19206500
Josiah M. Daniel, III, SBT #05358500
WINSTEAD SECHREST & MINICK P.C.
5400 Renaissance Tower, 1201 Elm Street
Dallas, Texas  75270
(214) 745-5400
ATTORNEYS FOR THE DEBTORS

Michael A. Rosenthal, SBT #17281490 I. Richard Levy, SBT #12265020 GIBSON, DUNN & CRUTCHER 1717 Main Street, Suite 5400 Dallas, Texas 75201 (214) 698-3100 ATTORNEYS FOR THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

Peter D. Wolfson
John A. Bicks
PRYOR, CASHMAN, SHERMAN & FLYNN
410 Park Avenue
New York, New York  10022
(212) 421-4100
ATTORNEYS FOR THE OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:                                  )
                                        )
I.C.H. CORPORATION,                     )             CASE NO. 395-36351
    A DELAWARE CORPORATION, F/K/A       )                      (CHAPTER 11)
    SOUTHWESTERN LIFE CORPORATION,      )
    F/K/A I.C.H. CORPORATION,           )
                                        )
SWL HOLDING CORPORATION,                )             CASE NO. 395-36352
    A DELAWARE CORPORATION, F/K/A       )                      (CHAPTER 11)
    LIFE INTERESTS CORPORATION, AND     )
                                        )
CARE FINANCIAL CORPORATION,             )             CASE NO. 395-36354
    A DELAWARE CORPORATION, F/K/A       )                      (CHAPTER 11)
    HEALTH INTERESTS CORPORATION,       )
                                        )             JOINTLY ADMINISTERED
         DEBTORS.                       )             CASE NO. 395-36351-RCM-11
                                        )



FINDINGS OF FACT AND CONCLUSIONS OF LAW                                   PAGE 1

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW
                                  IN SUPPORT OF
                         ORDER CONFIRMING FIRST AMENDED
                  JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11

     I.C.H. Corporation ("ICH"), SWL Holding Corporation ("SWL"), and Care Financial Corporation ("Care" and together with ICH and SWL, the "Debtors"), together with the Official Committee of Unsecured Creditors (the "Creditors Committee") and the Official Committee of Equity Security Holders (the "Equity Committee" and together with the Debtors and the Creditors Committee, the "Plan Proponents") having proposed that certain First Amended Joint Plan of Reorganization under Chapter 11 dated November 15, 1996, as amended by the First Nonmaterial Modification of the First Amended Joint Plan of Reorganization under Chapter 11 filed on January 20, 1997 (the "First Modification") and that certain letter agreement filed with and accepted by the Court at the Confirmation Hearing as the Second Nonmaterial Modification of the First Amended Joint Plan of Reorganization under Chapter 11 filed on January 31, 1997 (the "Second Modification" and as amended collectively, the "Joint Plan"); the Court having conducted a hearing to consider confirmation of the Joint Plan on January 31, 1997 (the "Confirmation Hearing"), and the Court having reviewed and considered the Joint Plan, the Certificate of Service of Solicitation Packages by Hill and Knowlton, Inc., and the Certificate of Service of Merrill Corporation, the Certification of Votes Tabulated by Hill and Knowlton, Inc., as well as the testimony proffered and adduced, the exhibits admitted into evidence and the arguments of counsel presented at the Confirmation Hearing; and the Court having also considered all of the objections to confirmation of the Joint Plan and the Court being familiar with the Joint Plan and other relevant factors affecting the Debtors' chapter 11 cases (the "Chapter 11 Cases"), the Court having taken judicial notice

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                   PAGE 2
of the entire record of the Chapter 11 Cases since the Petition Date, including, but not limited to, all pleadings filed by the Plan Proponents and other parties in interest, all documentary evidence and testimony presented by the Plan Proponents in the Chapter 11 Cases before the Bankruptcy Court, and, in particular, the Court having taken judicial notice of (i) the orders entered by the Bankruptcy Court on October 10, 1995 establishing the Bar Date (ii) the order of the Bankruptcy Court, dated October 10, 1996 (the "Notice Order") establishing various dates in connection with approval of the First Amended Disclosure Statement For the First Amended Joint Plan of Reorganization Under Chapter 11, dated November 15, 1996 (the "Disclosure Statement"), (iii) the order of the Bankruptcy Court, dated November 15, 1996, approving the Disclosure Statement and proposed ballot tabulation and solicitation procedures and establishing various dates in connection with the solicitation of votes on and confirmation of the Joint Plan; and based upon the entire record, in accordance with Bankruptcy Rules 7052 and 9014, the Court makes the following findings of fact and conclusions of law in support of confirmation of the Joint Plan (collectively, the "Findings").1

                            I. JURISDICTION AND VENUE

A. JURISDICTION.

     1. Pursuant to 28 U.S.C. Sections 1334 and 157, the Court has jurisdiction to consider confirmation of the Plan.

     2. The Confirmation Hearing is a core proceeding under 28 U.S.C. Sections 157(b)(2)(A)(L) and (O).

-----------------
1 All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Joint Plan or if not defined in the Joint Plan, as defined in Title 11 of the United States Code (the "Bankruptcy Code").


FINDINGS OF FACT AND CONCLUSIONS OF LAW                                   PAGE 3

         3. The Debtors are entities eligible for relief under Section 109 of Title 11 of the United States Code (the "Bankruptcy Code").

B. VENUE OF THE CHAPTER 11 CASES.

     1. The principal place of business of the Debtors is Dallas, Texas. Venue in the Northern District of Texas for the Chapter 11 Cases was proper as of the Petition Date pursuant to 28 U.S.C. Section 1408 and continues to be proper.

                                 II. BACKGROUND

     1. On October 10, 1995 (the "Petition Date"), each of the Debtors filed a voluntary petition for relief under chapter 11 of title 11 of the Bankruptcy Code, as amended (the "Bankruptcy Code") with the Bankruptcy Court.

     2. Since the Petition Date, each of the Debtors had continued to operate its business and manage its properties as a debtor in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

     3. On October 10, 1995, the Bankruptcy Court ordered the Chapter 11 cases of the Debtors jointly administered pursuant to Bankruptcy Rule 1015 (the "Chapter 11 Case").

     4. The Debtors filed their schedules and statements of financial affairs on the Petition Date. Included therewith was a "mailing matrix" listing the names and addresses of creditors and other parties in interest. Also on the Petition Date, the Clerk of the Bankruptcy Court issued a notice concerning the filing of the Chapter 11 Case and concerning the meeting of creditors required under
Section 341 of the Bankruptcy Code. The Debtors served such notice by mail and by publication in the National Edition of The Wall Street Journal and The Dallas Morning News. On the Petition Date, the Bankruptcy Court also fixed February 7, 1996, as the Bar Date with respect to claims against the

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                   PAGE 4

Debtors, which date was applicable to all creditors, excluding governmental units. The Bankruptcy Court also fixed April 9, 1996, as the Bar Date with respect to all claims against the Debtors filed by governmental units. The April 9, 1996 Bar Date for governmental units was extended for the Internal Revenue Service.

     5. Also, on October 10, 1995, the Debtors filed a Motion to Establish Notice Procedures (the "Notice Motion"), seeking to determine appropriate notice procedures during the Chapter 11 Case. The Notice Motion sought authority to establish a master service list which would include and limit notice of all but certain specified major events to the United States Trustee, the Debtors, counsel for the Debtors, the Debtors' twenty (20) largest unsecured creditors, the members of any official committee and its counsel, any party whose interest was directly affected by a specific pleading, and parties or entities who might formally appear and request service pursuant to Bankruptcy Rule 2002 (the "Master Service List"). On the Petition Date, the Bankruptcy Court approved the relief requested in the Notice Motion, including the Debtors' utilization of the Master Service List and the Debtors' proposed notice procedures.

     6. On October 11, 1995, the United States Trustee for the Northern District of Texas (the "U.S. Trustee") appointed the Creditors Committee pursuant to
Section 1102(a) of the Bankruptcy Code, the membership of which has been amended or reconstituted from time to time during the Chapter 11 Cases.

     7. On March 27, 1996, the U.S. Trustee appointed the Equity Committee pursuant to Section 1102(a) of the Bankruptcy Code.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                   PAGE 5

                  III. CRITICAL EVENTS IN THE CHAPTER 11 CASES
                           RELATING TO THE JOINT PLAN

A. SALE OF PRIMARY INSURANCE SUBSIDIARIES.

     1. On October 9, 1995, the Debtors entered into a definitive agreement (the "Shinnecock Agreement") to sell certain of their insurance subsidiaries, consisting of Southwestern Life Insurance Company ("Southwestern Life"), Union Bankers Insurance Company ("Union Bankers"), Constitution Life Insurance Company ("Constitution"), and Marquette National Life Insurance Company ("Marquette"), to Shinnecock Holdings Inc. ("Shinnecock"), and to sell to an affiliate of Shinnecock substantially all of the assets of Facilities Management Installation, Inc. ("FMI"), a subsidiary of ICH that provided data processing and other support services to ICH's insurance subsidiaries (the "Proposed Sales Transaction"). The Shinnecock Agreement contained provisions for presenting the Proposed Sales Transaction to the Bankruptcy Court in a Chapter 11 Case to be commenced by the Debtors, and, for the establishment of a competitive sales procedure to be conducted as part of such Chapter 11 Case.

     2. On the Petition Date, ICH requested expedited approval from the Bankruptcy Court for an orderly and competitive sales procedure and for approval of the definitive agreement to sell certain of their insurance subsidiaries pursuant to the terms of the Proposed Sales Transaction. On October 20, 1995, the Bankruptcy Court approved a procedure, with certain modifications, by which interested parties could submit offers to compete with the offer of Shinnecock for the Proposed Sales Transaction. The Bankruptcy Court scheduled a hearing beginning November 28, 1995 (the "Sale Approval Hearing"), to consider additional offers and approval of the Proposed Sales Transaction. In accordance with the order approving the sales procedure, PennCorp Financial Group,

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                   PAGE 6

Inc. ("PennCorp"), Southwestern Financial Corporation ("SFC"), a corporation newly formed by PennCorp and Knightsbridge Capital Fund I, L.P. ("KCF"), and Southwestern Financial Services Corporation ("SFSC," together with PennCorp and SFC, the "Bidders") presented a competing offer. During the days prior to the Sale Approval Hearing, the Debtors received several improved bids from each of Shinnecock and the Bidders. At the Sale Approval Hearing, a final round of bidding occurred, resulting in the Debtors' acceptance of Bidders' final offer of $260 million, consisting of $210 million of cash and $50 million of securities (the "PennCorp Sales Transaction"). As part of the PennCorp Sales Transaction, the Bidders also agreed to provide ICH the right (the "KCF Put"), exercisable on or before June 15, 1996, to sell to KCF ICH's four remaining insurance subsidiaries that were not included in PennCorp Sales Transaction Bankers Multiple Line Insurance Company ("BML") and each of its subsidiaries, Philadelphia American Life Insurance Company ("Philadelphia American"), Modern American Life Insurance Company ("Modern American") and Western Pioneer Life Insurance Company ("Western," and together with BML, Philadelphia American, and Modern American, the "Remaining Insurance Subsidiaries") - for an aggregate purchase price of $50 million, consisting of $25 million of cash and $25 million of KCF notes. The PennCorp Sales Transaction was approved by the Bankruptcy Court on December 5, 1995, and was completed in December 1995.

B.   SALE OF REMAINING INSURANCE SUBSIDIARIES.

     1. On June 28, 1996, BML, a wholly owned subsidiary of ICH, consummated the sale of Modern American and Western to Reassure America Life Insurance Company ("Reassure America"), an indirect subsidiary of Life Reassurance Corporation. Net proceeds to BML from the sale of Modern American and Western were approximately $27

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                   PAGE 7
million, including the estimated value of certain real estate and mineral interests distributed to BML by Modern American and Western in connection with the sale. BML also received an assignment of any federal income tax refunds payable to Modern American for periods prior to January 1, 1996.

     2. Also on June 28, 1996, BML consummated the sale of Philadelphia American to New Era Life Insurance Company, a wholly-owned subsidiary of New Era
Enterprise, Inc. ("New Era"). BML utilized approximately $6 million of the proceeds from the sale to purchase certain securities, real estate, limited partnership interests and reinsurance recoverables from Philadelphia American at the closing, as required under the purchase agreement with New Era. ICH estimates the net proceeds from the sale of Philadelphia American, the liquidation of the securities, real estate, and limited partnership interests purchased by BML from Philadelphia American, and the settlement of reinsurance recoverables assigned to BML by Philadelphia American will total approximately $11 million.

     3. BML has also sold, through a reinsurance transaction effective as of March 31, 1996, all of its remaining health insurance business and related agent debit balance for $5.75 million cash.

C. TAX SETTLEMENT.

     1. On August 23, 1996, a Joint Motion for Approval of Agreement for Compromise and Settlement of Tax Claims and Certain Tax-Related Liabilities of the Debtors (the "Tax Settlement Motion") was filed in the Bankruptcy Court by ICH, SWL Holding, Care, FMI, Southwestern Life, Union Bankers, Marquette, BML, SFC, PennCorp (collectively, the "Tax Settlement Group"), and the United States of America, on behalf of its agency, the Internal Revenue Service ("IRS") (collectively, the "Tax Settlement

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                   PAGE 8

Movants").  Consolidated National Corporation ("CNC"),  Robert T. Shaw ("Shaw"),
C. Fred Rice ("Rice"), and Edward J. Carlisle ("Carlisle") filed with the Bankruptcy Court their statement supporting the relief requested in the Tax Settlement Motion and undertaking to perform their respective portions of the settlement.

     2. The Tax Settlement Motion reflected the fact that the IRS had originally asserted that the Tax Settlement Group might owe as much as $200 million in taxes for the years 1990 - 1995. Following a lengthy and detailed review, information gathering and negotiations, however, the Tax Settlement Movants sought the Bankruptcy Court's approval of a global and final compromise and settlement. Under the terms of the Tax Settlement Motion, generally, the federal income tax liabilities of ICH, Southwestern Life, Constitution, Union Bankers, Marquette, ICH Funding Corporation, Modern American, Western, BML, and Philadelphia American for all tax periods ended on or before December 31, 1995, were determined with no additional taxes due. The federal income tax liabilities of CFLIC, Shaw, Rice, and Carlisle for all tax periods ended on or before December 31, 1994, were also resolved by the Tax Settlement Motion. The federal income tax liabilities of each corporation listed on Exhibit A attached to the Tax Settlement Motion (other than ICH, Southwestern Life, Constitution, Union Bankers, Marquette, ICH Funding, Modern American, Western, BML, and Philadelphia American), for all tax periods ended on or before December 31, 1995, in which such corporation was included in a consolidated federal income tax return filed by Modern American, ICH, or a subsidiary of ICH as set forth on such Exhibit A were also determined with no additional tax due. The material terms of ICH's federal income tax indemnification obligations to certain indemnified parties were also resolved. In addition, the IRS paid refunds to Modern American of approximately $3.4 million by wire transfer. Also, Shaw, Rice,

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                   PAGE 9

Carlisle, and CNC collectively paid $550,000 to ICH by wire transfer. Under the Tax Settlement Motion, the Debtors have no net operating losses, general business credits or other tax credits or capital loss carryovers and no earnings and profits accounts remaining from tax years ending prior to January 1, 1996.

     3. On September 13, 1996, the Court approved the Tax Settlement Motion and authorized the Debtors, on behalf of themselves and their consolidated subsidiaries, to consummate the terms of the Tax Settlement Motion as described above. The Order approving the Tax Settlement Motion became a Final Order on September 23, 1996.

     4. After consummation of the Tax Settlement Motion, provided that there is no showing of fraud or malfeasance or misrepresentation of a material fact (as required to challenge agreements made pursuant to Section 7121 of the Internal Revenue Code), the IRS will not assess any taxes, interest, or penalties or propose any adjustments (a) to or with respect to the Debtors or any entity identified on Exhibit A to the Tax Settlement Motion for any tax period ended on or before December 31, 1995, or (b) to or with respect to CFLIC, Shaw, Rice, or Carlisle for any tax period ended on or before December 31, 1994.

D. TENNECO SETTLEMENT.

     1. On December 24, 1996, ICH, the Creditors Committee and the Equity Committee (collectively, the "Tenneco Settlement Movants") filed their Motion for Approval of Compromise Between I.C.H. Corporation and Tenneco, Inc. (the "Tenneco Settlement Motion"). Filed as Exhibit A to the Tenneco Settlement Motion are the written terms of the settlement and compromise between the Movants, Southwestern Life, Philadelphia American, and Tenneco (the "Tenneco Settlement Agreement"). Under the terms of the Tenneco Settlement Agreement, except for obligations incurred under the agreement

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 10
itself, ICH, Philadelphia American, and SWL each released Tenneco and its present and former affiliates of and from any claims which ICH, Philadelphia American, or SWL may have; and, similarly, Tenneco released ICH and its bankruptcy estate, Philadelphia American, and SWL and their present and former affiliates, together with their respective present and former officers, directors, employees, attorneys, agents, successors and assigns of and from any claims. Also, under the Tenneco Settlement Agreement, Tenneco will pay ICH $18,500,000, Tenneco's previously filed proof of claim in the amount of $21,952,012 will be deemed disallowed with prejudice to its refiling or consideration, and Tenneco will deliver to ICH the 9 1/2 unsecured note due 1996 of ICH marked cancelled.

     2. On January 16, 1997, the Bankruptcy Court approved the Tenneco Settlement Motion and thereby approved the compromise settlement contained in the Tenneco Settlement Agreement.

E. SHAW SETTLEMENT.

     1. On February 5, 1996, Shaw and Rice filed proofs of claim (the "Shaw Proofs of Claim") seeking approximately $5.775 million under certain consulting contracts with ICH (the "Consulting Contracts"), contractual indemnifications for certain tax claims asserted by the IRS, and other relief. ICH disputed its liability in connection with the Claims asserted by the Shaw Group, including but not limited to ICH's liability under the Consulting Contracts or the asserted indemnification claims.

     2. After extensive negotiations and discussions with the Plan Proponents, Robert T. Shaw, C. Fred Rice and CNC, and the Plan Proponents agreed to a compromise and settlement of their issues as part of the Joint Plan (the "Shaw Settlement"). Concurrent with the filing of the Joint Plan, on October 10, 1996, the Shaw

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 11

Group and the Plan Proponents executed that certain letter agreement whereby the Shaw Group agreed to fully support, to perform in accordance with, and to be bound by the terms of the Joint Plan and the Confirmation Order. The terms of the Shaw Settlement are set out in Section 6.2 of the Joint Plan and the modification set out in paragraph V.B.2 hereof, and the Plan Proponents and the Shaw Group both agree to perform their respective obligations thereunder.

                          IV. SOLICITATION PROCEEDINGS

A. DISCLOSURE STATEMENT HEARING.

     1. On September 15, 1996, the Bankruptcy Court entered an order approving the employment of Hill and Knowlton, Inc. ("Hill and Knowlton") as solicitation agent. Since such time Hill and Knowlton has served as the Debtors' solicitation agent.

     2. On October 10, 1996, the Debtors filed the Motion to Shorten Notice Period for Hearing on Disclosure Statement and Objections thereto, and request for Expedited Hearing. Also, on October 10, 1996, the Bankruptcy Court entered the Order Setting Hearing on Disclosure Statement, Fixing Deadlines for Objections, and Shortening Notice Period (the "Disclosure Statement Hearing Order"). The Disclosure Statement Hearing Order set the hearing for approval of the Disclosure Statement (the "Disclosure Statement Hearing") for October 31, 1996. October 28, 1996, was set as the last day for filing and serving written objections to the Disclosure Statement.

     3. On November 14, 1996, the Court held the Disclosure Statement Hearing, and also heard the Debtors' Motion for Order Approving Ballots and Solicitation Procedures. On November 15, 1996, the Plan Proponents refiled the Disclosure Statement and the Joint Plan in order to incorporate certain changes announced in open court on November 14, 1996, and the Court entered the Order (i) Approving the

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 12

Disclosure  Statement,  (ii) Setting  Hearing on  Confirmation  of Joint Plan of
Reorganization   and  (iii)  Granting  Other  Relief   Relating  to  Joint  Plan
Solicitation and the Confirmation Hearing (the "Disclosure Statement Order").

     4. By the Disclosure  Statement  Order,  the Bankruptcy  Court approved the
Disclosure Statement as containing adequate information of a kind and in sufficient detail as far as reasonably practicable in light of the nature and history of the Debtors, that would enable a hypothetical reasonable investor typical of the holders of claims and interest of the relevant impaired classes to make an informed judgment regarding the Joint Plan pursuant to 11 U.S.C.
Section 1125(a)(1). The Disclosure Statement Order also found that the notice given by the Debtors of the hearing to approve the Disclosure Statement was given in compliance with the Federal Rules of Bankruptcy Procedure.

     5. Under the Disclosure Statement Order, the hearing on confirmation of the Joint Plan was set for January 31, 1997, at 9:00 a.m.,Central Standard Time, in the Courtroom of the Bankruptcy Court, 1100 Commerce Street, 14th Floor, Dallas, Texas 75242 (the "Confirmation Hearing"). January 17, 1997, was fixed as the last day for filing and serving written objections to the confirmation of the Joint Plan.

B. SOLICITATION.

     1. As part of the Disclosure Statement Order, the Bankruptcy Court approved certain ballots submitted by the Plan Proponents, solicitation and tabulation procedures, and the documents which made up the Plan Proponents' solicitation materials (the "Solicitation Package").

     2. Pursuant to the Disclosure Statement Order, those entities which were holders of claims and equity security interests on November 15, 1996, were the entities entitled to receive the Solicitation Package and entitled to vote on the Joint Plan. The

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 13

Debtors were required to cause Solicitation Packages to be served upon each entity listed in the Debtors' Schedules and Statements of Financial Affairs, as Amended, and to each entity having filed a Proof of Claim or Proof of Interest against the Debtors as to which an objection had not been filed. In addition, the Debtors were required to cause a Solicitation Package to be served upon each holder of record, as of November 15, 1996, of the debt securities and the common and preferred stock of ICH and to provide Solicitation Packages to brokers or other nominee holders who hold such securities on behalf of beneficial holders. To facilitate the transmittal of Solicitation Packages to record holders, brokers, other nominee holders, and beneficial holders of securities and, pursuant to Bankruptcy Rules 1007(i) and 3717(e), Bank of Louisville and KeyCorp Shareholders Services, Inc. ("KeyCorp") were required to provide the Debtors with lists and mailing labels of the names, addresses and holdings of the respective holders of record of such securities as of the Voting Record Date. Finally, the Debtors were required to cause a copy of the balloting procedures and solicitation and tabulation procedures to be served upon the Bank of Louisville, KeyCorp and each broker or other nominee holder through which beneficial holders hold securities.

     3. The Disclosure Statement Order provided that all ballots must be received by Hill and Knowlton by 4:00 p.m., Eastern Standard Time, on January 24, 1997 (the "Voting Deadline"). Any ballot either not properly completed or not actually received by the Voting Deadline, except as otherwise provided by the Disclosure Statement Order or by subsequent order of the Bankruptcy Court, would not be considered a timely ballot and would not be counted as a vote to accept or reject the Joint Plan. The Disclosure Statement Order also provided the amount to be used to tabulate acceptance or rejection of the Joint Plan with respect to the tabulation of ballots cast by record holders and

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 14
beneficial holders of securities and the amount to be used to tabulate the acceptance or rejection of the Joint Plan with respect to the tabulation of the ballots not based on securities. Any objection or challenge to a vote cast by any holder of a claim or interest of the Joint Plan was required to be in writing and actually received by the Clerk of the Bankruptcy Court, the counsel for the Debtors, counsel for the Creditors Committee, counsel for the Equity Committee and the United States Trustee on or before 4:00 p.m., Central Standard Time on January 28, 1997.

     4. On October 15, 1996, the Debtors caused a copy of the Order and Notice of Hearing on Disclosure Statement to be mailed to the record holders, as of the close of business on October 5, 1996, of the Notes, the Common Stock and the Preferred Stock. Also, on October 17, 1996, a copy of the Order and Notice of Hearing on Disclosure Statement was published in the national edition of The Wall Street Journal and The Dallas Morning News.

     5. The Debtors complied in all material respects with the Disclosure Statement Hearing Order and the Disclosure Statement Order in providing notice of the hearing to consider approval of the Disclosure Statement and the Confirmation Hearing in the method and manner as prescribed in those orders. All entities entitled to and required to receive notice of the Disclosure Statement Hearing and the Confirmation Hearing pursuant to the Bankruptcy Code, applicable non-bankruptcy law, and the Voting Procedures have received due, proper and adequate notice of such hearings and have had an opportunity to appear at and be heard at such hearings. Mullane v. Central Hanover Bank & Trust Co., 339 U.S. 306, 314, 94 L.Ed. 865, 70 S.Ct. 652 (1950).

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 15

                          V. OBJECTIONS TO CONFIRMATION

A. PROCEDURE ON OBJECTIONS TO CONFIRMATION.

     1. The Disclosure Statement Order fixed January 17, 1996, at 4:00 p.m. Dallas, Texas time (the "Objection Deadline"), as the last day for creditors and other parties in interest to file and serve objections to confirmation of the Joint Plan.

     2. By the Objection Deadline, objections to confirmation of the Joint Plan were filed by the Shaw Group and Victor L. Sayyah ("Sayyah").

B. DISCUSSION OF OBJECTIONS TO CONFIRMATION.

     1. The Shaw Group filed three separate objections to confirmation of the Joint Plan. On December 31, 1996, the Shaw Group filed its Objection to the Confirmation of the Plan of Reorganization. On January 17, 1997, the Shaw Group filed its Supplemental Objection of the Shaw Group to Confirmation of the First Amended Joint Plan of Reorganization under Chapter 11 Dated November 15, 1996. Finally, the Shaw Group filed its Objection to the First Non-Material Modification of First Amended Joint Plan of Reorganization under Chapter 11 and Continued Objection of the Shaw Group to Confirmation of the First Amended Joint Plan of Reorganization.

     2. At the Confirmation Hearing on January 31, 1997, the Plan Proponents and the Shaw Group announced a settlement of the issues presented by the objections filed by the Shaw Group whereby the Plan Proponents and the Shaw Group entered into the Second Modification. Upon approval of the Second Modification, the Shaw Group agreed to withdraw its Objections to the Joint Plan and requested that the Court allow the Shaw Group to change its previously cast votes to reject the Joint Plan to votes to accept the Joint Plan. At the Confirmation Hearing, the Court approved the change of the Shaw Group's votes and the terms of the Second Modification, which are as follows:

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 16

     a. The provisions of Article 10.4 of the Plan respecting the Released Officers shall remain in full force and effect with respect to W. Hubert Mathis, Steven R. Cartwright, Robert J. Bruce, and H. Don Rutherford and the Shaw Group agrees to the releases of those officers as part of the Plan confirmation.

     b. With respect to John T. Hull, Robert C. Greving, and Daniel B. Gail, the releases contemplated by Article 10.4 shall not be executed and delivered on the basis of the confirmation order, but rather shall be the subject of a separate, prompt hearing for compromise of controversies under and in accordance with the procedures and standards of Rule 9019 of the Bankruptcy Rules and law applicable in the Fifth Circuit.

     c. The compromise hearing shall be sought on an expedited basis as soon following two weeks as the Court's calendar permits. Pending such compromise hearing, each of Messrs. Hull, Greving and Gail shall make themselves available for up to four hours each of deposition examination to be conducted by the Shaw Group. Robert T. Shaw shall make himself available to the Plan Proponents for up to four hours of deposition examination in advance of the compromise hearing. The four
          (4) hours in each deposition shall be allocated to direct examination only. Cross-examination (if any) and objections or statements by counsel shall not reduce the four hours. If, for any reason, the Court, at such compromise hearing, does not approve the contemplated release of any of Messrs. Hull, Greving or Gail, the maximum financial risk or exposure any of them shall ever have (regardless of any greater liability established) for claims that

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 17
          otherwise (in accordance with Article 10.4 of the Plan) would have been released under the Plan, shall be $100,000.

     d. Any and all additional proposed releases which the Equity Committee or the Reorganized Debtor proposes to deliver with respect to pre-petition acts shall be subject to determination by the Bankruptcy Court and the Rule 9019 procedures and standards in the event the Shaw Group objects to any such proposed releases.

     e. The Shaw Group, including Robert T. Shaw individually, shall promptly reimburse each of Messrs. Hull, Greving and Gail up to $5,000 for legal expense actually incurred by each of them beginning this date and continuing through the compromise hearing in connection with the compromise hearing and their preparation therefor.

     f. The Shaw Group shall deposit into escrow, 48 hours prior to the Effective Date, the documents and funds required under Article 6.2 of the Plan. The Plan Proponents shall similarly deposit the release of the Shaw Group into escrow 48 hours prior to the Effective Date. The release shall be executed by the Plan Proponents in the form as follows:

               RELEASE OF SHAW GROUP On the Effective Date, the Debtors, the Official Committee of Equity Holders (the "Equity Committee"), the Official Committee of Unsecured Creditors (the "Creditors' Committee") and each of them, shall execute a general release as that term is used and commonly understood at law in favor of the Shaw Group and thereby release all claims that the Debtors, the Equity Committee, the Creditors' Committee, or any of them or their affiliates ever had, now have, or may claim to have or hereafter have, or which the Debtors, the Equity Committee, the Creditors Committee or any of them or their affiliates could have asserted or could assert on their own behalf, or derivatively on behalf of the Debtors prior to or related to this bankruptcy,

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 18
               including without limitation all claims, counterclaims, demands, controversies, costs, contracts, debts, sums of money, accounts, reckonings, bonds, bills, damages, obligations, liabilities, objections, actions and causes of action, expenses, attorneys' fees of any character, nature, type or description, whether in law or in equity, in contract, tort, or otherwise, known or unknown, suspected or unsuspected, including claims for negligence, gross negligence, fraud, intentional misconduct or otherwise. The releases to be executed shall bind the Debtors, the Equity Committee, the Creditors' Committee and each of them, and each of their affiliates, and their respective successors, assigns, or representatives, including but not limited to, the revested/reorganized Debtors, and each of them, and any representative of any bankruptcy estate for such Debtors or such revested/reorganized Debtors. This release shall not apply to the Shaw Group's obligations under the Plan or for acts occurring after the Effective Date of the Plan.

     g. Releases given to the Trust, the Trustee, the Creditors Committee, the Equity Committee and their respective present and former officers, directors, members, employees, agents and attorneys pursuant to Paragraph 10.3 of the Plan (exclusive of the Shaw Group) shall be time limited to the post-petition activities of such Released Entities related to the reorganization case.

     h. With these immaterial modifications to the Plan, which have been agreed to by Messrs. Hull, Greving and Gail, all objections to confirmation of the Plan, or other pleadings in any manner opposed to, or seeking the continuance of, the Court's consideration of confirmation shall be withdrawn by the Shaw Group with prejudice, and the Shaw Group shall fully support the entry by the Court of an order confirming the Joint Plan of Reorganization, as amended, and as provided herein and shall abide by

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 19
          and timely comply with the terms and provisions of the Plan, including
          Article 6.2.

     3. Sayyah filed his Objection to Confirmation of First Amended Joint Plan of Reorganization on January 17, 1997.

     4. At the Confirmation Hearing, the Plan Proponents and Sayyah announced a settlement of the issues presented by the objection filed by Sayyah whereby Sayyah withdrew his objection to the Joint Plan. The terms of the settlement presented to the Court at the Confirmation Hearing were agreed to by the Plan Proponents and Sayyah. The agreement is that, notwithstanding a contrary interpretation of the provisions of Article III and Article IV of the Joint Plan with respect to the ICH Class 2 and ICH Class 5 Claims, if any, of Sayyah, the following shall apply:

     a. Any objection counterclaim or action for affirmative recovery related to Sayyah's claims shall be brought, if at all, not later than thirty
          (30) days following the Effective Date. In the event no objection to Sayyah's proof of claim is filed within that time, then the ICH Class 2 Secured Claim of Sayyah shall be deemed allowed and satisfied by setoff as of the Petition Date and the unsecured ICH Class 5 Claim of Sayyah for the deficiency shall be deemed an Allowed Claim in ICH Class 5.

     b. Upon an objection, the Court will determine the amount and timing of the offset or recoupment to which Sayyah is entitled. The Debtor, the Creditors' Committee and, upon its formation, the Trust, agree that the date of any offset or recoupment applied shall be deemed to occur no later than the earlier of (i) February 15, 1997, or (ii) the Effective Date.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 20

     c. The remainder of the claim of Sayyah not treated as an ICH Class 2 claim shall be treated as an unsecured claim in ICH Class 5 in the amount set forth in Sayyah's proof of claim and calculated as set forth above, or in the amount, if any, as may be determined by the Court upon timely objection.

     d. The Trust shall reserve the amount of $3.3 million with respect to the ICH Class 5 Claim of Sayyah under the provisions of the Joint Plan. This amount shall not be determined as a limit to the amount, if any, of an allowed ICH Class 5 Claim of Sayyah.

     5. The Plaintiffs in Adversary Proceeding No. 395-3589 did not cast any ballots on the Joint Plan, but they appeared at the Confirmation Hearing through their counsel of record, who participated in the hearing and verbally objected to provisions of the Joint Plan specifically regarding releases. Such objections were fully resolved by the agreement of the Plan Proponents that the Confirmation Order shall contain a statement that the Joint Plan does not have the effect of releasing individual, non-derivative claims held by third parties against non-debtor parties.

                                   VI. VOTING

     1. The Debtors, Hill and Knowlton, and Merrill Corporation, acting for the Plan Proponents, served Solicitation Packages in compliance with the Disclosure Statement Order.

     2. Following the service of Solicitation Packages as provided by the Disclosure Statement Order, Hill and Knowlton properly assisted the Plan Proponents with the solicitation of votes from the impaired classes of Claims and Interests by answering various questions from holders of Claims and Interest regarding the Joint Plan, with the

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 21
guidance and advice of the Debtors' counsel in good faith and in a manner consistent with the Bankruptcy Code.

     3. There are no holders of ICH Class 4 - Other Secured Claims.

     4. The Joint Plan leaves unaltered the legal, equitable, and contractual rights of holders of the SWL Holding Class 1 - Secured Claims, SWL Holding Class 2 - General Unsecured Claims, SWL Holding Class 3 - Common Stock, Care Class 1 Secured Claims, Care Class 2 - General Unsecured Claims, and Care Class 3 Common Stock, and thus in accordance with Sections 1124(1) and 1126(f) of the Bankruptcy Code, each of the foregoing classes of Claims and Interests is unimpaired and deemed to have accepted the Joint Plan.

     5. Article 5 of the Joint Plan identifies ICH Class 1 - Secured Claim of Ozark, ICH Class 2 - Secured Claim of Sayyah, ICH Class 3 - Tenneco, ICH Class 4
- Other Secured Claims, ICH Class 5 - General Unsecured Claims, ICH Class 6 Preferred Stock, and ICH Class 7 - Common Stock as impaired under Section 1124(1) (the "Impaired Classes") and therefore entitled to vote to accept or reject the Joint Plan.

     6. Hill and Knowlton has made a final determination of the validity of, and tabulation respecting, all acceptances and rejections of the Joint Plan by the holders of Claims and Interests of the Impaired Classes entitled to vote on the Joint Plan and has submitted a written report of such determination.

     7. With respect to the Impaired Classes, each of the following classes has accepted the Joint Plan by at least two-thirds in amount and a majority of number of holders of claims in each class actually voting: ICH Class 1 - Secured Claim of Ozark, ICH Class 3 - Tenneco and ICH Class 5 - General Unsecured Claims.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 22

     8. With respect to Impaired Classes of Interests entitled to vote on the Joint Plan, each of the following classes have accepted the Joint Plan by at least two-thirds in amount of Interests in each class actually voting: ICH Class 6 - Preferred Stock and ICH Class 7 - Common Stock.

     9. With respect to Impaired Classes of Claims, ICH Class 2 - Secured Claim of Sayyah is the only class which has rejected the Joint Plan.

     10. Hill and Knowlton has made a final determination of, and tabulation respecting, all acceptances and rejections of the Joint Plan, pursuant to and in compliance with the guidelines and procedures set forth in the Disclosure Statement Order.

     11. The respective determinations of Hill and Knowlton are valid and correctly set forth in the tabulation of votes required under the Bankruptcy Code.

                    VII. COMPLIANCE WITH THE REQUIREMENTS OF
                       SECTION 1129 OF THE BANKRUPTCY CODE

A. SECTION 1129(A)(1) COMPLIANCE OF THE JOINT PLAN WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

     1. The Court finds and concludes that the Joint Plan satisfies all the applicable provisions of the Bankruptcy Code.

     2. The First Modification and the Second Modification are not material. As so modified, the Joint Plan continues to meet the requirements of Sections 1122 and 1123 of the Bankruptcy Code. The First Modification and the Second Modification satisfy Section 1127 of the Bankruptcy Code, are hereby approved, and have become and are part of the Joint Plan.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 23

B. SECTION 1123(A)(1) DESIGNATION OF CLAIMS AND INTERESTS.

     1. Section 1123(a)(1) of the Bankruptcy Code provides that a plan must designate classes of claims and interests. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Articles 3.1 through 3.3 of the Joint Plan designate classes of Claims against and Interests in the Debtors other than Administrative Expenses and Tax Claims. Classes of Administrative Expenses and Tax Claims are not required to be designated pursuant to Section 1123(a)(1) of the Bankruptcy Code. The Joint Plan adequately and properly classifies all Claims against and Interests in the Debtors and, accordingly, satisfies Section 1123(a)(1) of the Bankruptcy Code.

C. SECTION 1122(A) CLASSIFICATIONS.

     1. Section 1122(a) of the Bankruptcy Code provides that a plan may place a claim or interest in a particular class if such claim or interest is substantially similar to the other claims or interests of such class. A classification scheme satisfies Section 1122(a) of the Bankruptcy Code when a reasonable basis exists for the classification scheme, and the claims or interests within each particular class are substantially similar. See In re Boston Post Road Ltd. Partnership, 21 F.3d 477 (2d Cir. 1994), cert. denied, 130 L.Ed. 2d 782, 115 S.Ct. 897 (1995); In re Jersey City Medical Ctr., 817 F.2d 1955, 1060-61 (3d Cir. 1987); In re U.S. Truck Co., 800 F.2d 581, 586 (6th Cir.
1986); In re LeBlanc, 622 F.2d 872, 879 (5th Cir. 1980).

     2. In accordance with Section 1122(a)(1) of the Bankruptcy Code, the Court concludes that Articles 3.1 through 3.3 of the Joint Plan properly classify Claims against and Interests in the Debtors together with other Claims or Interests in the Debtors that are substantially similar to the other Claims or Interests of such class. The Joint Plan accordingly satisfies Section 1122(a) of the Bankruptcy Code.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 24

D. SECTION 1123(A)(2) SPECIFICATION OF IMPAIRED CLASSES.

     1. Section 1123(a)(2) of the Bankruptcy Code provides that a plan must specify any class of claims or interests that is impaired under a plan. The Joint Plan identifies impaired classes of Claims and Interests and provides for their treatment.

     2. Article 5 of the Joint Plan identifies those Classes of Claims against and Interests in ICH that are impaired under the Joint Plan.

     3. Article 5 also identifies those Classes of Claims against and Interests in SWL Holding and Care as unimpaired, and such classes are conclusively presumed to have accepted the Joint Plan pursuant to Section 1126(f) of the Bankruptcy Code.

     4. The Joint Plan satisfies Section 1123(a)(2) of the Bankruptcy Code.

E.   SECTION 1123(A)(3) SPECIFICATION OF TREATMENT OF IMPAIRED CLASSES.

     1. Section 1123(a)(3) of the Bankruptcy Code provides that a plan must specify the treatment of each impaired class of claims and interests. Article 4 of the Joint Plan specifies the treatment of each impaired class of Claims and of Interests of the Debtors.

     2. The Joint Plan satisfies Section 1123(a)(3) of the Bankruptcy Code.

F. SECTION 1123(A)(4) SAME TREATMENT WITHIN EACH CLASS UNLESS HOLDER AGREES TO DIFFERENT TREATMENT.

     1. Section 1123(a)(4) of the Bankruptcy Code requires a plan to provide the same treatment for each claim or interest of a particular class, unless the holder of the claim or interest agrees to less favorable treatment of such particular claim or interest. With respect to each class of Claims and Interests under the Joint Plan, the Joint Plan provides the same treatment for each Claim or Interest of a particular class.

     2. The Joint Plan satisfies Section 1123(a)(4) of the Bankruptcy Code.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 25

G.   SECTION 1123(A)(5) MEANS OF IMPLEMENTATION.

     1. Section 1123(a)(5) of the Bankruptcy Code provides that a plan must provide adequate means for its implementation.

     2. Article 7 of the Joint Plan provides adequate means for implementation of the Joint Plan. Articles 7.1 and 7.2 of the Joint Plan provided for the following: (i) the establishment of the Lone Star Liquidating Trust (the "Trust") and the continuation of ICH as Reorganized ICH; (ii) the transfer of certain assets by SWL Holding and Care to the Trust and Reorganized ICH; (iii) the retention of certain assets by Reorganized ICH (the "Retained Assets"); and
(iv) the transfer of certain assets by ICH to the Trust (the "Trust Assets").

     3. Article 7.3 provides adequate means for the implementation of the Joint Plan relating to the operation of the Trust.

     4. Article 7.4 provides adequate means for the implementation of the Joint Plan relating to the continued operation of Reorganized ICH.

     5. Articles 7.5, 7.6, 7.7 and 7.8 of the Joint Plan provide for the following: (i) provisions regarding the Modern/Western Agreement and the Philadelphia American Agreement; (ii) provisions regarding Perry Park; (iii) provisions regarding BML; (iv) termination of Indentures; (v) payment of Indenture Trustee's fees and expenses; (vi) Article 6.2 of the Joint Plan sets forth the means of implementation for the Shaw Settlement; and (vii) termination of the Committees.

     6. The Joint Plan satisfies Section 1123(a)(5) of the Bankruptcy Code.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 26

H. SECTION 1123(A)(6) PROHIBITION AGAINST THE ISSUANCE OF NONVOTING EQUITY SECURITIES.

     1. Section 1123(a)(6) of the Bankruptcy Code requires a plan to provide for the inclusion in the charter of the debtor, if the debtor is a corporation, or of any corporation to which the debtor transfers all or any part of the debtor's estate or with which the debtor has merged or consolidated, of a provision prohibiting the issuance of non-voting equity securities.

     2. The Joint Plan provides that the Restated Certificate of Incorporation and By-laws of Reorganized ICH may be amended, if necessary, to satisfy Section 1123(a)(6) of the Bankruptcy Code.

     3. Section 1123(a)(6) is not applicable to the Trust because the Trust does not have a corporate charter.

     4. The Joint Plan satisfies Section 1123(a)(6) of the Bankruptcy Code.

I.       SECTION 1123(A)(7) SELECTION OF OFFICERS AND DIRECTORS.

     1. Section 1123(a)(7) of the Bankruptcy Code requires that the manner of selection of any director, officer, or trustee of the reorganized debtor, or any successor to such officer, director, or trustee, be consistent with the interests of creditors and interest holders and with public policy.

     2. Articles 1.102 and 7.3 of the Joint Plan provide for the selection of the Managing Trustee and the Supervising Trustees. Article 7.4 provides for an initial board of directors and Chief Executive Officer of Reorganized ICH. From and after the Effective Date, Directors shall be selected in accordance with the By-laws of Reorganized ICH, and the Managing Trustee and the Supervising Trustees shall be selected in accordance with the Trust Agreement.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 27

     3. The selection of the Managing Trustees and Supervising Trustees of the Trust, and the selection of the President and Chief Executive Officer and Initial Board of Directors of Reorganized ICH are consistent with the interests of creditors and interest holders and with public policy.

     4. The Joint Plan complies with Section 1123(a)(7) of the Bankruptcy Code as to both the Trust and Reorganized ICH.

J.   SECTION 1123(B)(1) IMPAIRMENT.

     1. Article 4 of the Joint Plan impairs or leaves unimpaired, as the case may be, each class of Claims against or Interests in the Debtors.

K.   SECTION 1123(B)(2) EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

     1. The Debtors have engaged in a thorough review of the executory contracts and unexpired leases to which any of the Debtors is a party. Article 8.1 of the Joint Plan provides for the rejection of executory contracts and unexpired contracts, unless the Debtors have expressly assumed such executory contract or unexpired lease before the Confirmation Hearing.

     2. The rejection of the executory contracts and unexpired leases is (i) in the best interests of the Debtors, their estates, and their creditors, (ii) based upon and within the Debtors' sound business judgment, and (iii) necessary to the implementation of the Joint Plan.

L.   SECTION  1123(B)(3)  RETENTION,   ENFORCEMENT,  AND  SETTLEMENT  OF  CLAIMS
     ASSERTED AGAINST AND HELD BY THE DEBTORS.

     1. Pursuant to Section 1123(b)(3)(A), Article 10.2 of the Joint Plan provides for the retention and enforcement of the Debtors' causes of action.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 28

     2. Pursuant to Section 1123(b)(3)(A), Article 6.2 of the Joint Plan provides for the settlement of the Claims of the Debtors against the Shaw Group. In exchange for release and settlement of these Claims against the Shaw Group, the Shaw Group has agreed to (1) pay Reorganized ICH $500,000 in cash; (2) withdraw the Claims filed by the members of the Shaw Group; (3) subject to conditions provided for in Article 6.2(c) of the Joint Plan, allow the transfer of the CFSB Interest; and (4) perform their respective obligations under the Tax Settlement.

     3. The Shaw Settlement pursuant to Article 6.2 of the Joint Plan is in the best interests of the Debtors, their estates, their creditors and interest holders and is fair and equitable.

     4. Pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code, on the Effective Date, the Debtors are authorized to execute a release in favor of parties defined as Released Entities. Under Article 1.74 of the Joint Plan, the term "Released Entities" means the Trust, the Trustee, the Creditors' Committee, the Equity Committee, the Shaw Group, and their respective present and former officers, directors, members, employees, agents, attorneys, and such other persons as the Equity Committee may designate prior to the conclusion of the Confirmation Hearing; no additional designations were made prior to conclusion of the Confirmation Hearing.

     5. After the Effective Date, the compromise and settlement by Reorganized ICH of any Retained Cause of Action may be effected without necessity of Bankruptcy Court approval pursuant to Article 11.10 of the Joint Plan.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 29

M. SECTION 1123(B)(6) OTHER PROVISIONS NOT INCONSISTENT WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

     1. The Joint Plan includes additional appropriate provisions that are consistent with applicable provisions of the Bankruptcy Code, including:

     2. INDEMNIFICATION Article 10.7 of the Joint Plan provides that any obligations of the Debtors, pursuant to the Order Regarding Indemnification of Officers and Directors of Debtors entered February 14, 1996, shall not be discharged or impaired by the reorganization contemplated by this Joint Plan and will be performed and honored by the Trust regardless of the Confirmation of this Joint Plan; provided however, that such obligations will not be obligations of Reorganized ICH. All other obligations of the Debtors with respect to indemnification of officers and directors, or agents, representatives, successors or assigns thereof, will be treated as executory contracts rejected under the Joint Plan, and all Claims arising from or related thereto will be treated and classified as provided by the Joint Plan, subject to any and all defenses thereto and to subordination of such Claims under applicable provisions of the Bankruptcy Code.

     3. The provisions of the Order Regarding Indemnification of Officers and Directors of the Debtors entered on February 14, 1996, are hereby ratified and confirmed as obligations of the Trust, subject to any and all defenses thereto of the Debtors, the Estates or the Trust, including that such claims are subordinated pursuant to the provisions of the Bankruptcy Code; provided however, that such obligations shall not be obligations of Reorganized ICH. The balance of the $500,000 fund provided for in such order (the "Indemnification Fund") shall be transferred to the Trust and utilized as provided in February 14, 1996 Order. The withdrawal of the Proofs of Claim of C. Fred Rice shall

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 30
not affect the survival of any claim by him for indemnity by ICH as treated under Article 10.7 of the Joint Plan.

     4. SECURITIES-RELATED CLAIMS. The Joint Plan provides for the satisfaction of claims of holders of Allowed Securities-Related Claims related to the Notes, the Preferred Stock and the Common Stock, if any. Under Article 1.86 of the Joint Plan, Securities-Related Claims are defined as Claims, if any, arising from rescission of a purchase or sale of Securities of ICH or of any its affiliates, for damages arising from the purchase or sale of Securities, or for reimbursement or contribution allowed under Section 502 of the Bankruptcy Code on account of such a Claim, including but not limited to the Claims of the plaintiffs in the suit styled In re Southwestern Life Corporation Securities Litigation, Adversary Proceeding No. 395-3589, pending in the Bankruptcy Court.

     5. Allowed Securities-Related Claims, if any, related to the Notes or the Preferred Stock are subordinated pursuant to Section 510 of the Bankruptcy Code and will be paid only after payment in full of all such non-subordinated Claims of such Class. Allowed Class 6 Securities-Related Claims shall be subordinated to other Allowed Class 6 Interests, pursuant to Section 510 of the Bankruptcy Code and will not be entitled to receive any distributions until after the distribution to holders of Allowed Non-Subordinated Class 6 Interests equals the full amount of their liquidation preference of $25.00 per share of Preferred Stock.

     6. For purposes of calculating the distribution of Reorganized ICH Common Stock to holders of Allowed Securities-Related Claims based on Common Stock, if any, pursuant to the provisions of Joint Plan, holders of Allowed Securities-Related Claims, if any, based on Common Stock shall be entitled to receive their pro-rata portion of shares of Reorganized ICH Common Stock in an amount equal to: (i) the total amount of all

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 31

Allowed Securities-Related Claims within ICH Class 7 divided by (ii) $254 million, multiplied by (iii) 1,309,524, multiplied by (iv) a fraction, the numerator of which is the Allowed Amount of such holder's Allowed Securities-Related Claim within ICH Class 7, and the denominator of which is the total amount all Allowed Securities-Related Claims within ICH Class 7.

N. SECTION 1129(A)(2) OF THE BANKRUPTCY CODE REQUIRES THE PROPONENT OF A PLAN TO COMPLY WITH ALL OF THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

     1. Section 1129(a)(2) of the Bankruptcy Code requires the proponent of a plan to comply with all of the applicable provisions of the Bankruptcy Code.

     2. The Debtors have complied with the operating guidelines and financial reporting requirements enacted by the United States Trustee by (i) timely filing all monthly operating reports and consolidated financial statements and (ii) maintaining and providing proof of insurance. The Debtors have paid all statutory fees required to be paid during the Chapter 11 Cases and filed all fee statements required to be filed.

     3. The Debtors have timely filed with the Bankruptcy Court all schedules, lists of executory contracts, and statements of financial affairs.

     4. The Plan Proponents and their respective directors, officers, employees, agents and professionals have acted in "good faith" within the meaning of Sections 1125(e), 1126(e), and 1129(a)(3) of the Bankruptcy Code.

     5. The Plan Proponents have complied with the provisions of the Bankruptcy Code, the Bankruptcy Rules, applicable non-bankruptcy law, the Local Bankruptcy Rules, and the specific rules of the Bankruptcy Court throughout the Chapter 11 Cases.

     6. The solicitation of votes from holders of Claims against and Interests in the Debtors was made following approval and dissemination of the Disclosure Statement to

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 32
holders of Claims and Interests in classes that are impaired under the Joint Plan and was made in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules. The ballots of holders of Claims and Interests entitled to vote on the Joint Plan were properly solicited and tabulated.

     7. The Plan Proponents have complied with all orders of the Bankruptcy Court and have fulfilled all of the obligations and duties owed to their respective constituencies as required by and set forth in Sections 1107 and 1108 of the Bankruptcy Code.

     8. The Plan Proponents have complied with all applicable provisions of the Bankruptcy Code, as required by Section 1129(a)(2) of the Bankruptcy Code, including the provisions governing the notice, disclosure, and solicitation in connection with the Joint Plan, the Disclosure Statement, and all other matters considered by the Bankruptcy Court in connection with the Chapter 11 Cases.

     9. Good, sufficient, and timely notice of the Disclosure Statement Hearing, the Confirmation Hearing and all other hearings in the Chapter 11 Cases has been given to all holders of Claims against and Interests in the Debtors and all other parties in interest to whom notice was required to have been given.

     10. The Plan Proponents have satisfied Section 1129(a)(2) of the Bankruptcy Code.

O.   SECTION 1129(A)(3) PROPOSAL OF THE JOINT PLAN IN GOOD FAITH.

     1. Section 1129(a)(3) of the Bankruptcy Code states that a plan must be proposed in good faith and not by any means forbidden by law.

     2. The Debtors, the Creditors Committee and the Equity Committee have been closely involved in all negotiations regarding the Joint Plan.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 33

     3. The Court has examined the totality of the circumstances surrounding the formulation of the Joint Plan. The Joint Plan is based on extensive arm's-length negotiations among the Debtors, the Creditors Committee, the Equity Committee, and other parties in interest.

     4. The Joint Plan has been proposed with the legitimate and honest purpose of liquidating certain assets of the Debtors and reorganizing the Debtors' remaining businesses and affairs.

     5. The Joint Plan was proposed in good faith and not by any means forbidden by law, and the Plan Proponents have thereby satisfied the requirements of
Section 1129(a)(3) of the Bankruptcy Code.

P.   SECTION  1129(A)(4)  BANKRUPTCY  COURT  APPROVAL  OF  CERTAIN  PAYMENTS  AS
     REASONABLE.

     1. Section 1129(a)(4) of the Bankruptcy Code requires that all payments made or to be made by the plan proponent, by the debtor, or by a person issuing securities or acquiring property under the plan, for services or for costs and expenses in or in connection with the case, or in connection with the plan and incident to the case, have been approved by, or are subject to the approval of, the court as reasonable.

     2. Pursuant to Article 2.1(b) of the Joint Plan, each professional person whose retention with respect to the Debtors' cases has been approved by the
Bankruptcy Court and who holds, or asserts, an Administrative Claim that is a Fee Claim shall be required to file with the Bankruptcy Court a final fee application within sixty days after the Effective Date and to serve notice thereof on all parties entitled to such notice pursuant to the Order Establishing Interim Procedures and Guidelines for Compensation of Professional Persons. The failure to timely file the fee application shall result in the Fee Claim being

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 34
forever barred and discharged. A Fee Claim with respect to which a Fee Application has been properly filed with the Bankruptcy Court shall become an Administrative Claim only to the extent allowed by Final Order. Not later than five days prior to the Effective Date, each such professional person shall file an estimate of its final Fee Claim on all parties entitled to such notice pursuant to the Order Establishing Interim Procedures and Guidelines for Compensation of Professional Persons.

     3. Any other person or entity who claims to hold any other Administrative Claim shall be required to file with the Court an application within sixty days after the Effective Date and to serve notice thereof on all parties entitled to such notice. The failure to file timely the application as required under the Joint Plan shall result in the Claim being forever barred and discharged. An Administrative Claim with respect to which an application has been properly filed pursuant to the Joint Plan, shall become an Allowed Administrative Claim to the extent such claim is allowed by Final Order.

     4. The Joint Plan satisfies Section 1129(a)(4) of the Bankruptcy Code.

Q.   SECTION  1129(A)(5)  DISCLOSURE  OF IDENTITY AND  AFFILIATIONS  OF PROPOSED
     MANAGEMENT,   COMPENSATION   OF  INSIDERS  AND  CONSISTENCY  OF  MANAGEMENT
     PROPOSALS WITH THE INTERESTS OF CREDITORS AND PUBLIC POLICY.

     1. The Plan Proponents have disclosed the identity of the individuals who will hold positions with Reorganized ICH and the Trust immediately after confirmation of the Joint Plan and have shown that the service of such individuals is consistent with the interests of creditors and with public policy.

     2. The Joint Plan satisfies Section 1129(a)(5) of the Bankruptcy Code.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 35

R.   SECTION 1129(A)(6) APPROVAL OF RATE CHANGES.

     1. Section 1129(a)(6) of the Bankruptcy Code requires a debtor to obtain the approval of any governmental regulatory commission, with jurisdiction over the debtor, with respect to any rate changes provided for in the debtor's plan of reorganization.

     2. The Joint Plan has not provided for any changes in rates that require regulatory approval of any governmental agency. Neither the Debtors, Reorganized ICH nor the Trust assess rates that are subject to regulatory approval of any governmental agency.

     3. Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Joint Plan.

S.   SECTION 1129(A)(7) BEST INTERESTS OF CREDITORS.

     1. Section 1129(a)(7) of the Bankruptcy Code requires that each creditor or interest holder in an impaired class must either have voted to accept the plan of reorganization, or will receive or retain under such plan on account of such claim or interest property of a value, as of the effective date of such plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

     2. The Joint Plan satisfies Section 1129(a)(7) of the Bankruptcy Code.

T.   SECTION 1129(A)(8) ACCEPTANCE OF THE JOINT PLAN BY EACH IMPAIRED CLASS.

     1. Section 1129(a)(8) of the Bankruptcy Code requires that, with respect to each class of claims or interests under a plan, such class has either accepted the plan or is not impaired under the plan.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 36

     2. All Classes of Claims against and Interests in the Debtors with the exception of ICH Class 2 - Secured Claim of Sayyah has either voted to accept the Joint Plan or are not impaired under the Joint Plan.

     3. Each of the unimpaired classes of Claims and Interests under the Joint Plan and each holder of a Claim or Interest in each such class is conclusively presumed to have accepted the Joint Plan, and, in accordance with Section 1126(f) of the Bankruptcy Code, solicitation of acceptance with respect to each such class is not required.

     4. With respect to all Classes of Claims against or Interests in the Debtors except ICH Class 2 - Secured Claim of Sayyah, the Joint Plan satisfies the requirements of Section 1129(a)(8) of the Bankruptcy Code.

U.   SECTION  1129(A)(9)  TREATMENT OF CLAIMS  ENTITLED TO PRIORITY  PURSUANT TO
     SECTION 507(A) OF THE BANKRUPTCY CODE.

     1. Section 1129(a)(9) of the Bankruptcy Code provides for certain mandatory treatment of claims entitled to priority under the Bankruptcy Code.

     2. Article 2.1 of the Joint Plan provides that each holder of an Administrative Claim, except as otherwise set forth in the Joint Plan (and specifically excluding Administrative Tax Claims), shall receive from the Trust either (i) with respect to Administrative Claims which are Allowed Claims on the Effective Date, the amount of such holder's Allowed Claim in one cash payment on the Initial Distribution Date, (ii) with respect to Administrative Claims which become Allowed Claims after the Effective Date, the amount of such holder's Allowed Claim in one cash payment on the applicable Distribution Date; or (iii) such other treatment agreed upon in writing by the Debtors and such holder; provided however, that any such Administrative Claim representing a liability incurred in the ordinary course of business by any of the Debtors shall be paid by the

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 37

Trust in accordance with the terms and conditions of the particular transaction giving rise to such liability and any agreements relating thereto. In connection herewith, the estimated amounts of such Administrative Claims shall on the Effective Date be reserved by the Trust with respect to payment of such Allowed Administrative Claims and shall not be treated as Available Cash.

     3. In accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, Article
2.2 of the Joint Plan provides that the Tax Settlement resolves and satisfies all Administrative Claims and Priority Claims for federal income taxes for which the Debtors are responsible for tax years 1990 through 1995.

     4. Pursuant to Article 2.2(b) of the Joint Plan, each holder of an Allowed Administrative Claim for taxes shown on the (a) Federal income tax returns in which the Debtors are includible for the period from and after January 1, 1996, and ending on the Effective Date, and (b) State income tax returns in which the Debtors are includible for the period during which the Debtors' Chapter 11 cases are being administered and any other taxes of the Debtors payable pursuant to
Section   507(a)(1)  of  the  Bankruptcy   Code   (collectively,   the  "Allowed
Administrative Tax Claims"), if any, shall be paid in cash in full from the Trust on the latest of (i) the Initial Distribution Date, or (ii) the date such payment is due under applicable law. Payment of Allowed Administrative Tax Claims shall be the responsibility of the Trust, and the estimated amounts of such tax liabilities as of the Effective Date shall be reserved and shall not be treated as Available Cash. The amount of Allowed Administrative Tax Claims shall be determined after giving effect to the terms of the Tax Settlement by a deemed closing of the books of the Debtors as of the close of the Effective Date, and shall be determined where appropriate on a consolidated or combined basis consistent with the manner in which the Debtors have previously filed tax

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 38
returns; provided however, that the Trust shall not be obligated in excess of the actual liability of the Debtors' tax liabilities for the taxable year during which the Effective Date occurs. The Trust shall have no obligation to Reorganized ICH for any tax liability. If the Effective Date occurs in a taxable year subsequent to the taxable year including January 1, 1996, the amount of Allowed Administrative Tax Claims shall be determined by carrying forward all available net operating losses, capital losses, alternative minimum tax net operating losses, and other tax attributes of the Debtors and members of their consolidated or combined groups, where applicable, for full use in the period of such subsequent taxable year deemed for these purposes to end on the Effective Date.

     5. Pursuant to Article 2.2(c) of the Joint Plan, each Allowed Claim for State taxes entitled to priority in accordance with Section 507(a)(8) of the Bankruptcy Code, shall be paid in cash in full by the Trust on the later of (i) the Initial Distribution Date, or (ii) the date such payment is due under applicable law.

     6.  The  Debtors  have   sufficient   cash  to  fund  payments  of  Allowed
Administrative Expenses and Allowed Tax Claims.

     7. The Joint Plan satisfies the requirements of Section 1129(a)(9) of the Bankruptcy Code.

V.   SECTION 1129(A)(10) ACCEPTANCE BY AT LEAST ONE IMPAIRED CLASS.

     1. Section 1129(a)(10) of the Bankruptcy Code provides that at least one impaired class of claims must accept a plan of reorganization, determined without including any acceptance of such plan by any insider.

     2. At least one impaired class in the Joint Plan has voted to accept the Joint Plan determined without including any acceptance of the Joint Plan by an insider holding a Claim in each such class.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 39

     3. The Joint Plan satisfies the requirements of Section 1129(a)(10) of the Bankruptcy Code.

W.   SECTION 1129(A)(11) FEASIBILITY OF THE JOINT PLAN.

     1. Section 1129(a)(11) of the Bankruptcy Code requires that a plan be "feasible" and that the debtor or its successor under such plan is not likely to require liquidation or further financial reorganization, except as provided under such plan.

     2. On the basis of the information presented in the Joint Plan, the record of the Confirmation Hearing, and as detailed in the Disclosure Statement, the Court concludes that confirmation of the Joint Plan is not likely to be followed by the liquidation of Reorganized ICH or further financial reorganization thereof and that the liquidation of the Trust is provided for under the Joint Plan.

     3. At the Confirmation Hearing, the Court was advised through the testimony of James R. Arabia of the terms of a potential transaction which is under active consideration by the members of the Initial Board of Directors of Reorganized ICH.

     4. The Joint Plan satisfies the requirements of Section 1129(a)(11) of the Bankruptcy Code.

X.   SECTION 1129(A)(12) PAYMENT OF BANKRUPTCY FEES.

     1. Section 1129(a)(12) of the Bankruptcy Code requires either that all fees payable under 28 U.S.C. Section 1930, as determined by the court at the hearing on confirmation of the plan, have been paid or that the plan provides for the payment of all such fees on the effective date of the plan.

     2. Article 2.5 of the Joint Plan provides that all fees payable pursuant to 28 U.S.C. Section 1930 shall be paid by the Trust on the Effective Date.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 40

     3. The Joint Plan satisfies the requirements of Section 1129(a)(12) of the Bankruptcy Code.

Y.   SECTION 1129(A)(13) RETIREE BENEFITS.

     1. Section 1129(a)(13) of the Bankruptcy Code requires the continuation of payment of all retiree benefits, at the level established pursuant to Section 1114 of the Bankruptcy Code at any time prior to confirmation of the plan, for the duration of the period for which the debtor has obligated itself to provide such benefits.

     2. The Joint Plan provides for the continuation of retiree benefits, as the term is defined under Section 1114 of the Bankruptcy Code. The Trust is authorized to exercise the Debtors' rights under the applicable retiree benefit documents, including the modification of such benefits in accordance with such plan documents and the payment of sums to a third party for the provision of such benefits to retirees henceforth. In addition, the Debtors are authorized to take such action as may be necessary to terminate all existing employee benefit plans, other than the retiree benefit plan, on or before the Effective Date.

     3. The Joint Plan satisfies the requirements of Section 1129(a)(13) of the Bankruptcy Code.

Z.   BANKRUPTCY RULE 3016(B).

     1. The Joint Plan is dated and identifies the entities that have proposed and submitted the Joint Plan.

     2. The Joint Plan satisfies Federal Rule of Bankruptcy Procedure 3016(b).

AA. SECTION 1129(B) CONFIRMATION OF THE JOINT PLAN OVER THE NONACCEPTANCE OF CERTAIN IMPAIRED CLASSES.


FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 41

     1. The holder of the Class 2 - Secured Claim of Sayyah has rejected the Joint Plan.

     2. The Joint Plan satisfies the requirements of Section 1129(b) of the Bankruptcy Code because, with respect to the Class 2 Secured Claim of Sayyah, the Joint Plan does not discriminate unfairly and is fair and equitable with respect to such claim.

     3. Pursuant to Article 3.1(a)(ii), the Class 2 Secured Claim of Sayyah shall be fully satisfied by an offset of the amount owed by Sayyah to ICH against the Allowed Amount of Sayyah's Claim against ICH. Such offset satisfies the requirements of Sections 1129(b)(1) and (2)(A) of the Bankruptcy Code. In re FCX, 853 F.2d 1149 (4th Cir. 1988), cert. denied 489 U.S. 1011 (1989).

     4. The Joint Plan satisfies the requirements of Section 1129(b) of the Bankruptcy Code with respect to the one class of Claims that did not accept the Joint Plan.

AB.  SECTION 1129(D) TAX AVOIDANCE.

     1. Section 1129(d) of the Bankruptcy Code provides that a court may not confirm a plan if the principal purpose is the avoidance of taxes or the avoidance of the requirements of Section 5 of the Securities Act of 1933, as amended.

     2. No objection has been filed by any governmental unit or any party in interest alleging that the principal purpose of the Joint Plan is avoidance of taxes or avoidance of the requirements of Section 5 of the Securities Act of 1933, as amended.

     3. The principal purpose of the Joint Plan is not avoidance of taxes or avoidance of the requirements of Section 5 of the Securities Act of 1933, as amended.

     4. The Joint Plan satisfies Section 1129(d) of the Bankruptcy Code.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 42

AC.  TAX SHARING AGREEMENT.

         1. The Debtors and members of their consolidated group have executed a Consolidated Tax Allocation Agreement (the "Tax Agreement"). The Tax Agreement provides for certain allocations among the Debtors and members of their consolidated group of the federal income tax liabilities of members of the group. In order to effectuate the terms of the Joint Plan, and to realize the value of BML, ICH Funding Corp. and REO Holding under the terms of the Joint Plan, any outstanding obligations under the Tax Agreement between and among the Debtors, BML, ICH Funding and REO Holdings should be cancelled.

AD.  ASSET VALUES.

     1. The fair market value as of the  Effective  Date of the assets listed in
(a) thru (h) below is as follows:

     a.   CFSB  Interest.   The  CFSB  Interest  has  a  fair  market  value  of
          $18,000,000.

     b. ICH Funding. The stock of ICH Funding has a fair market value of $1,353,000.

     c. Southwestern Financial Corp. $40 Million Note Due 2005. The fair market value of the Southwestern Financial Corp. $40 Million Note Due 2005 is $40,000,000.

     d. Hatbrands, L.P. and Hatbrands, Inc. II L.P. The fair market value of BML's interest in Hatbrands, L.P. and Hatbrands, Inc. II L.P. is $0.

     e. Conseco Capital Partners. The fair market value of BML's interest in the account receivable relating to the sale of Conseco Capital Partners if $3,571,000.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 43

     f. Post Oak. The fair market value of BML's interest in the Post Oak property in Houston, Texas, is $2,300,000.

     g. Berg Electronics, L.P. As of the Effective Date, the fair market value of BML's interest in Berg Electronics, L.P. is $10,000,000.

     h. Neodata, L.P. and Neodata DBMS, L.P. As of the Effective Date, the fair market value of BML's interest in Neodata, L.P. and Neodata DBMS, L.P. is $1,817,000.

                               VIII. DISTRIBUTIONS

A.   DISTRIBUTIONS.

     1.  Articles  9.1,  9.2,  9.3, 9.4, 9.5, 9.6, 9.7, 9.8 and 9.9 of the Joint
Plan contain the provisions governing distributions under the Joint Plan, and such distributions are fair and reasonable.

B.   SECTIONS 1145 AND 1125(E).

     1. Each of ICH and Reorganized ICH constitute or will constitute a "debtor," and the Trust will constitute a "successor" and a "newly organized successor" to ICH, for purposes of Sections 1145 and 1125(e) of the Bankruptcy Code and each of the Plan Proponents has participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, sale, issuance and distribution of Reorganized ICH Common Stock or the Trust Interests or Trust Certificates (the "Plan Securities"), and any other securities that may be deemed to be offered, sold, issued or distributed pursuant to the Joint Plan and the transactions contemplated thereunder, to the extent such interests constitute a security under the Securities Act of 1933, pursuant to the Joint Plan.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 44

     2. The Plan Proponents have fulfilled the requirements of Section 1125(e), of the Bankruptcy Code having solicited votes on the Joint Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

     3. With respect to the offer, sale, issuance and distribution of the Plan Securities or any other securities, if any, pursuant to the terms of the Joint Plan (1) Reorganized ICH and the Trust are not underwriters within the meaning of section 1145(b) of the Bankruptcy Code, (2) the offer, sale and issuance of the Plan Securities, and any other securities, if any, are, and shall be, pursuant to a plan of reorganization, such as the Joint Plan, (3) the Plan Securities, and any other securities, if any, are to be distributed in exchange for Claims against or Interests in the Debtors, (4) Reorganized ICH Common Stock, as securities of Reorganized ICH, constitute securities of a debtor under a plan of reorganization, such as the Joint Plan, (5) the Trust Certificates, as securities of the Trust, constitute securities of a successor to ICH under the Joint Plan, and (6) the other securities, if any, constitute securities of ICH or of a successor to ICH under a plan of reorganization, such as the Joint Plan.

     4. The disclosure to Reorganized ICH by the depositories, transfer agents, street name holders, and all other banks, brokers, or agent nominee record holders (collectively "Record Holders") of the Common Stock and/or Preferred Stock of: (1) the identity of the beneficial owners of Common Stock and/or Preferred Stock held of record by such Record Holders for the benefit of third party beneficial owners, and (2) the amount and type of the Common Stock and/or Preferred Stock attributable to such third party beneficial owners is essential to the completion, implementation, and operation of the Joint Plan.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 45

     5. The disclosure to the Trust by Record Holders of the Notes of: (1) the identity of the beneficial owners of the Notes held of record by such Record Holders for the benefit of third part beneficial owners and (2) the amount and type of the Notes attributable to such third party beneficial owners is essential to the completion, implementation, and operation of the distribution of the Trust Certificates and is essential to the completion, implementation, and operation of the Joint Plan.

                             IX. PLAN MODIFICATIONS

     1. On January 20, 1997, the Plan Proponents filed the First Modification. which affected certain technical amendments to the Joint Plan and resolve certain objections to confirmation of the Joint Plan. At the Confirmation Hearing, the Plan Proponents and the Shaw Group submitted the Second Modification (collectively the Plan Modifications").

     2. The Plan Modifications do not adversely change the treatment of the claim of any creditor or the right of holders of interests. The Plan Modifications merely clarify certain provisions of the Joint Plan. The Plan Modifications preserve the Joint Plan, as negotiated, and the rights of all parties set forth therein. On January 20, 1997, the Plan Proponents served the First Modification upon persons listed on the Master Service List. Such service of the Plan Modifications constitutes adequate and appropriate notice of the First Modification, and no further notice of the First Modification is necessary. The Plan Modifications comply in all respects with Section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and all other provisions of the Bankruptcy Code. No additional disclosure under Section 1125 of the Bankruptcy Code is required with respect to the Plan Modifications.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 46

     3. At the Confirmation Hearing, the Court approved the Plan Modifications, and, pursuant to Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of claims that have accepted or are conclusively presumed to accept the Joint Plan are deemed to have accepted the Plan Modifications.

               X. THE TRANSFER OF PROPERTIES UNDER THE JOINT PLAN
                     ARE GOVERNED BY THE EXEMPTIONS PROVIDED
                    IN SECTION 1146(C) OF THE BANKRUPTCY CODE

     1.  Any  and  all  transfers  under  the  Joint  Plan  including,   without
limitation, the following transfers shall not be subject to taxation under state or local law imposing a stamp, transfer, or similar tax:

          (a) SWL Holding & Care Transactions. Consistent with the requirements of Section 1146(c) of the Bankruptcy Code, the transactions and distributions made by SWL Holding & Care under the Joint Plan will not be subject to taxation under any state or local law imposing a stamp, transfer, or similar tax.

          (b) Transfer of Trust  Assets.  Consistent  with the  requirements  of
     Section 1146(c) of the Bankruptcy Code, the transfer of Trust Assets to the Trust will not be subject to taxation under any state or local law imposing a stamp, transfer, or similar tax.

          (c) Assumption of Modern/Western Agreement and Philadelphia American Agreement Obligations. Consistent with the requirements of Section 1146(c) of the Bankruptcy Code, the assumption of the Modern/Western Agreement and the Philadelphia American Agreement (as such Agreements are defined in the Joint Plan) obligations by ICH and the Trust will not be subject to taxation under any state or local law imposing a stamp, transfer, or similar tax.

FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 47

          (d)  Transfer  of Perry  Park.  Consistent  with the  requirements  of
     Section 1146(c) of the Bankruptcy Code, the transfer of Perry Park to Reorganized ICH under the Joint Plan will not be subject to taxation under any state or local law imposing a stamp, transfer, or similar tax.

          (e) Transfer of Assets of BML.  Consistent  with the  requirements  of
     Section 1146(c) of the Bankruptcy Code, the transfer of assets of BML will not be subject to taxation under any state or local law imposing a stamp, transfer, or similar tax.

                                   CONCLUSION

     The foregoing constitutes the Court's findings of fact and conclusions of law. Based thereon, the Court will separately enter an order confirming the Joint Plan.

     SIGNED This 7th day of February, 1997.



                                                     /s/ Robert C. McGuire
                                                     ---------------------
                                                     ROBERT C. McGUIRE
                                                     CHIEF BANKRUPTCY JUDGE



SUBMITTED BY:


Daniel C. Stewart, SBT #19206500
Josiah M. Daniel, III, SBT # 05358500
WINSTEAD SECHREST & MINICK P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas  75270
(214) 745-5400

ATTORNEYS FOR DEBTORS



FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 48

Michael A. Rosenthal, SBT #17281490
I. Richard Levy, SBT #12265020
GIBSON, DUNN & CRUTCHER
1717 Main Street, Suite 5400
Dallas, Texas  75201
(214) 698-3100

ATTORNEYS FOR THE OFFICIAL COMMITTEE
OF UNSECURED CREDITORS


Peter D. Wolfson
John A. Bicks
PRYOR, CASHMAN, SHERMAN & FLYNN
410 Park Ave.
New York, New York  10022
(212) 326-0806

ATTORNEYS FOR THE OFFICIAL COMMITTEE
OF EQUITY SECURITY HOLDERS







FINDINGS OF FACT AND CONCLUSIONS OF LAW                                  PAGE 49